Exhibit 10.2
SJW GROUP

AMENDED AND RESTATED DIRECTOR COMPENSATION AND
EXPENSE REIMBURSEMENT POLICIES

Effective as of January 1, 2025

I. DIRECTOR COMPENSATION

A. ROLE OF THE EXECUTIVE COMPENSATION COMMITTEE

The SJW Group (the “Corporation”) Board of Directors (the “Board”), through its Executive Compensation Committee, will review, or request management or outside consultants to review, appropriate compensation policies for the directors serving on the Board and its committees. This review may consider board compensation practices of other similar public companies, contributions to Board functions, service as committee chairs, and other appropriate factors.

B. COMPENSATION POLICIES

         1. Annual Retainer

The Corporation shall pay the members of its Board who are not employed by the Corporation or any of its subsidiaries (each a “Non-Employee Director”) the following annual retainers:

Board/Committee	Role	Annual Retainer
Board	Chair	$115,000
	Lead Director	$115,000
	Member	$90,000
Audit	Chair	$25,000
	Member	$10,000
Compensation	Chair	$20,000
	Member	$7,500
Finance	Chair	$15,000
	Member	$5,000
Nominating & Governance	Chair	$15,000
	Member	$5,000
Sustainability	Chair	$15,000
	Member	$5,000

No additional retainer shall be paid to a Non-Employee Director for serving on the board of directors of a subsidiary (“Subsidiary Board”) of the Corporation, except that the special independent director who will serve on the board of SJWNE LLC (and will not be serving on the Corporation’s Board) will receive an aggregate annual retainer of $57,500 for serving on such board and any other Subsidiary Boards.

2. Long-Term Incentive Plan

Non-Employee Directors may be eligible to participate in the Corporation’s 2023 Long-Term Incentive Plan (“LTIP”), and as hereafter amended, and may also be eligible to participate in programs now or hereafter established thereunder, as more fully set forth in the LTIP and the programs established thereunder.

II. EXPENSE REIMBURSEMENT

All reasonable expenses incurred by a Non-Employee Director in connection with his or her attendance at the Corporation’s Board meetings, Subsidiary Board meetings, Committee Meetings, or other meetings of the Corporation, which may include the expense of traveling first class for any travel within the United States, shall be reimbursed.